SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                       -------------------

                             FORM S-8
                      REGISTRATION STATEMENT
                            UNDER THE
                      SECURITIES ACT OF 1933

                       -------------------
                     AUTO DATA NETWORK, INC.
      (Exact Name of Registrant as Specified in its Charter)

                                               File No. 000-24609


     Delaware                              13-3944580
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State of Incorporation                 IRS Employer ID No.

The Forsythe Centre, Lamberts Road
Tunbridge Wells, Kent, UK
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Address of principal Executive Offices       Zip Code


Registrant's Telephone Number   011 44 1892 511 566




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                     EMPLOYMENT AND CONSULTING CONTRACTS
                         (Full Title of the Plans)

                            -------------------

                      CALCULATION OF REGISTRATION FEE

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                                                    PROPOSED      PROPOSED
TITLE OF SECURITIES     AMOUNT      MAXIMUM         MAXIMUM      AMOUNT OF
TO BE                   TO BE     OFFERING PRICE    AGGREGATE   REGISTRATION
REGISTERED             REGISTERED   PER SHARE     OFFERING PRICE    FEE
------------------------------------------------------------------------------
Common Stock             37,500(1)    $2.50(2)       $93,750      $22.41
($0.001 par value)
------------------------------------------------------------------------------

(1) Shares registered pursuant to this Registration Statement available for issuance.

(2) Estimated as of December 9, 2002 pursuant to Rule 457(h) under the Securities Act of 1933, as amended solely for the purpose of calculating the amount of the registration fee.





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                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. Plan Information


(a) General Plan Information
  (1) The Company shall offer its common stock, $.001 par value, pursuant to the plan.
  (2) The purpose of the plan is to compensate consultants and employees of the company for services and work rendered on behalf of the company, for a period of one (1) year.
  (3) The plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").
  (4) Participants many contact the company for any additional information about the plan.

(b) Securities to be Offered
  (1) The Company shall offer under the plan 350,000 shares of its Common stock, $.001 par value.

(c) Employees Who May Participate in the Plan
  The Company shall, at its sole discretion, determine who shall be eligible to participate in the plan. The Company shall consider those employees and consultants, who contribute services to the company, to be eligible under the plan.

(d) Purchase of Securities Pursuant to the Plan and Payment for
  Securities Offered
 (1) Employees offered eligibility to the Plan may elect to participate in the plan for a period of one year and are to be compensated for services and work rendered for the company's benefit in lieu of payment.

(e) Resale Restrictions
     Resale of the shares registered hereunder shall be subject
     Rule 144 of the Securities and Exchange Acts of 1933 and
     1934 unless an opinion of the company's corporate counsel indicates otherwise.





                             Part II

      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
      --------------------------------------------------

Item 3.   Incorporation of Documents by Reference

The following documents of AUTO DATA NETWORK, INC., (the
"Company"), previously filed with the Securities and Exchange
Commission, are incorporated herein by reference:

1. The contents of the earlier registration statement filed on Form S-8 by the company on March 7, 2002, identified by file number 000-24609.

2.  The Company's latest quarterly report filed pursuant on Form
10Q for the period ending August 31, 2002 and May 31, 2002 and the Company's Form 10k for the period ending February 28, 2002;

3. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the above reference to the Company's
Annual report.

4. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of The Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.





Item 5.  Interests of Named Experts and Counsel.


Shane Henty Sutton, Esq., attorney for the company, shall receive shares of common stock pursuant to this registration statement.
Mr. Sutton has also furnished the company a legal opinion letter in connection with the registration and offering of these securities. Mr. Sutton has not been retained on a contingency basis for the purpose of rendering legal advice or services to the company.


Item 9.   Undertakings.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration
Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of this Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities at the time and shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on December 11, 2002.


AUTO DATA NETWORK, INC.

By: \s\ CHRISTOPHER GLOVER
--------------------------
President